EXHIBIT 10.2

[Hemisphere Letterhead]

September [   ], 2016

[Name]
c/o Hemisphere Media Group, Inc.
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146

Dear [First Name]:

As you know, Intermedia Partners VII, LP (“IMPVII”) and Intermedia Cine Latino, LLC (“IMCL” and together with IMPVII, “Intermedia”) intend on entering into a transaction with Searchlight Capital II, L.P., Searchlight Capital II PV, L.P. or their respective affiliated funds, vehicles or entities (“SCP”) and Peter Kern (“Kern” and together with SCP, the “Investors”), pursuant to which, among other things, the Investors will provide the limited partners of Intermedia with certain liquidity options with respect to all of the shares of capital stock of Hemisphere Media Group, Inc. (“HMG”) and warrants to purchase HMG capital stock owned by Intermedia (such capital stock and warrants, the “Intermedia Securities”).   The proposed transaction described in the foregoing sentence whereby (i) limited partnerships or other special purpose vehicles, controlled by Kern (and capitalized by SCP, the existing limited partners of Intermedia and/or any other third party participant in the proposed transaction), will acquire all or a portion of the Intermedia Securities and/or (ii) the existing limited partners of Intermedia will, if they so elect, receive a distribution of their allocable share of the Intermedia Securities, is hereinafter referred to as the “First Transaction” and the ultimate termination, liquidation or dissolution of such limited partnerships or other special purpose vehicles or entities holding the acquired Intermedia Securities following completion of the First Transaction and distribution of such Intermedia Securities to SCP, the existing limited partners of Intermedia or such other third party participants, is hereinafter referred to as the “Second Transaction.”

Pursuant to Section 4(c)(ii) of your employment agreement with HMG, dated May 6, 2013, (as amended, modified or restated, the “Employment Agreement”), you are entitled to certain enhanced severance benefits if (i) you are terminated by HMG without “Cause” or you resign your employment for “Good Reason” (as such terms are defined in the Employment Agreement) 60 days before, or 12 months following, a “Change in Control” (as defined in the Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Equity Plan”)) or (ii) HMG elects not to extend the “Term” of the Employment Agreement (as such term is defined in the Employment Agreement) at any time following a Change in Control.

By signing this letter, you acknowledge and agree that you are aware of the general framework and objectives of the First Transaction and the Second Transaction and have reviewed the Employment Agreement and the Equity Plan.  In addition, you hereby (i) acknowledge and agree that the consummation of the transactions contemplated by the First Transaction does not constitute a Change in Control, and (ii) waive any right in the future to assert that you were entitled to any enhanced severance benefits described in Section 4(c)(ii) of the Employment Agreement due to (A) your termination by HMG without Cause or your resignation for Good Reason 60 days before, or 12 months following, the consummation of the Second Transaction or (B) HMG’s election not to extend the Term following the consummation of the Second Transaction; provided, that for the avoidance of doubt, your waiver under clauses (A) and (B) shall also apply if SCP acquires Beneficial Ownership (as defined in the Equity Plan) of more than 50% of the combined voting power of the Outstanding Company Voting Securities (as defined in the Equity Plan) as a result of the consummation of the First Transaction and/or the Second Transaction; provided, further, that for the avoidance of doubt, your waiver under clauses (A) and (B) shall not apply to the extent that (x) your termination by HMG without Cause or your resignation for Good Reason occurs within 60 days before or 12 months following a Change in Control that occurs after the consummation of the Second Transaction, or (y) HMG’s election not to extend the Term is made following a Change in Control that occurs after the consummation of the Second Transaction.  Furthermore, notwithstanding anything to the contrary in the Equity Plan, if, at any time following the consummation of the Second Transaction, SCP acquires Beneficial Ownership of more than 50% of the combined voting power of the Outstanding Company Voting Securities, such acquisition by SCP shall constitute a Change in Control for purposes of determining whether you are entitled to the enhanced severance benefits under the Employment Agreement described above; provided, however, that if SCP has Beneficial Ownership of more than 50% of the combined voting power of the Outstanding Company Voting Securities immediately following the consummation of the Second Transaction, no subsequent acquisitions of Outstanding Company Common Stock (as defined in the Equity Plan) or Outstanding Company Voting Securities by SCP shall constitute a Change in Control.  You further agree that you shall not take a position contrary to those set forth herein.

This letter shall be governed and construed by the laws of the State of Delaware without regard to the conflict of laws principles thereof.  This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

Very truly yours,

Hemisphere Media Group, Inc.

By:
Name
Title

ACKNOWLEDGED AND AGREED:

[NAME]